Exhibit 99.1

MCEWEN MINING: Grey Fox Drilling Hits 10.9 g/t Au over 18.8 m and 14.1 g/t Au over 8.4 m

Highlights from Three Drill Targets:

South Zone:	10.9 g/t Au over 18.8 m, including 15.9 g/t Au over 10 m
Whiskey Jack:	14.1 g/t Au over 8.4 m, including 59.1 g/t Au over 1.3 m
147NE:	12.3 g/t Au over 4.4 m, including 19.2 g/t Au over 2.2 m

TORONTO, November 4, 2019 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to report additional positive drill results from Grey Fox, part of the Black Fox Complex, located in the prolific Timmins gold district, Canada (see Figure 1). Highlights of the new results are shown below in Table 1. Q4 and FY2019 cost estimates for our Black Fox and Gold Bar mines are also updated below.

“These results highlight the potential to find additional gold mineralization across the one square kilometer Grey Fox Deposit area,” said Sylvain Guerard, SVP Exploration.

The Grey Fox Area is comprised of four deposits: 147, 147NE, Contact and South. Drill results in this news release are confirming the continuity of the main gold mineralized shoot at 147NE and suggest the presence of two intriguing new areas of mineralization at the South Zone and Whiskey Jack (see Figure 2).

Table 1 - Selected Drill Results from South Zone, Whiskey Jack, 147NE and 147 Zone

HOLE-ID	From (m)	To (m)	Core Length (m)	Estimated True Width (m)	Gold Grade (g/t)	Gold Grade (opt)	Zone
19GF-1198	281.2	300.0	18.8	ND	10.9	0.35	South Zone
Including	285.0	295.0	10.0	ND	15.9	0.51	South Zone
And	317.9	320.0	2.1	ND	28.9	0.93	South Zone
Including	319.0	320.0	1.0	ND	54.5	1.75	South Zone
19GF-1211	273.8	276.8	3.0	ND	20.4	0.66	South Zone
Including	273.8	274.8	1.0	ND	44.4	1.43	South Zone
19GF-1242	111.6	120.0	8.4	ND	14.1	0.45	Whiskey Jack
Including	113.6	114.9	1.3	ND	59.1	1.90	Whiskey Jack
19GF-1173	342.9	354.0	11.2	8.2	5.7	0.18	147NE
Including	351.2	353.2	2.0	1.5	19.3	0.62	147NE
19GF-1175	188.7	190.7	2.0	0.7	52.6	1.69	147NE
Including	189.1	189.8	0.7	0.3	148.0	4.76	147NE
19GF-1204	311.0	317.0	6.0	4.4	12.3	0.40	147NE
Including	311.0	314.0	3.0	2.2	19.2	0.62	147NE
19GF-1187	227.0	241.0	14.0	11.4	7.0	0.23	147 Zone
Including	232.0	234.0	2.0	1.6	22.0	0.71	147 Zone
19GF-1180	85.0	87.0	2.0	1.5	25.1	0.81	147 Zone
Including	86.0	87.0	1.0	0.8	48.6	1.56	147 Zone

g/t - grams per tonne, opt – Troy ounces per metric tonne, ND - not determined.

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Geological Explanation (see Figure 2)

At 147NE, we have observed that higher grades and thicker mineralization occur where northwest dipping structures intersect favorable iron-rich volcanic host rocks, for example 5.7 g/t Au over 8.2 m, including 19.3 g/t Au over 2.2 m (Hole 19GF-1173). This zone is exposed at surface and has been drill tested to a depth of 350 m where mineralization is offset by a fault.

Our knowledge and success drilling 147NE resulted in the generation of targets with the same characteristics, which were drilled at Whiskey Jack and South Zone.

Whiskey Jack is a new exploration target located 1 km north of the South Zone intercepts, where drilling began in mid-September. Assays for one hole have been received to date, which returned a very encouraging result of 14.1 g/t Au over 8.4 m, including 59.1 g/t Au over 1.3 m core length, with multiple occurrences of visible gold in quartz-carbonate veins and breccias overprinted by faulting. Additional drilling in this area is underway to confirm the orientation, thickness and continuity of the vein.

South Zone drilling has improved our knowledge of the structural controls on the replacement-style mineralization. Drill hole 19GF-1198 returned 10.9 g/t Au over 18.8 m core length, including 15.9 g/t Au over 10.0 m, and contained visible gold associated with 2-10% disseminated pyrite in silica-albite-hematite alteration (replacement-style mineralization). Both styles of mineralization occur preferentially in iron-rich volcanic rocks.

Additional drilling at the 147 Zone was done to reinforce our confidence in the geometry of the mineralization for modeling purposes and to provide additional drill intersections perpendicular to some of the mineralization controlling structures.

Click Here to View Figures 1-3:
http://mcewenmining.com/files/doc_news/archive/2019_11_GreyFox_PR/20191104_Grey_fox_Figures_1-3.pdf

Complete assay results from the latest drilling on the Grey Fox area:

http://mcewenmining.com/files/doc_news/archive/2019_11_GreyFox_PR/2019_11_GF_composites_cog_3.xlsx

Updated Cost Estimates for Black Fox and Gold Bar

For Black Fox, cash costs(1) for the full year 2019 are expected to be in line with our guidance(2) of $905 per GEO, and AISC(1) are expected to be higher than our guidance(2) of $1,080 per GEO(3). Actual cash costs and AISC for Q3 YTD 2019 are $859 and $1,326 per GEO, respectively. Management’s AISC estimates for Q4 2019 and the full year 2019 are $1,100-1,200 and $1,250-1,300, respectively.

Cash costs have been well controlled at Black Fox in 2019, and higher AISC are a result of higher than expected sustaining capital expenses related to underground development, improvement projects, and additional capital spending associated with our transition to owner-operated crushing at the Stock Mill. We plan to scale back production in 2020 to enable greater freedom to explore in the mine, and free resources to advance development of the Froome underground deposit adjacent to Black Fox.

For Gold Bar, cash costs and AISC for the full year 2019(4) are expected to be higher than our guidance(2) of $930 and $975 per GEO, respectively. Actual cash costs and AISC for Q3 YTD 2019 are $1,014 and $1,200 per GEO, respectively. Management’s cash costs estimates for Q4 2019 and the full year 2019 are $1,000-1,050 and $1,000-1,050 per GEO, respectively; and AISC for Q4 2019 and the full year 2019 are $1,250-1,350 and $1,200-1,300 per GEO, respectively.

Higher cash costs and AISC at Gold Bar are a result of the delayed mine startup, and higher than expected operating expenses and sustaining capital expenses required to correct plant deficiencies and improve performance. We plan to increase production in 2020 to 65,000-70,000 gold ounces, and expect costs to moderate and then decline as our improvements take effect.

McEwen Mining Inc.	Page 2

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina. McEwen’s goal is to create a profitable gold and silver producer focused in the Americas.

McEwen has approximately 362 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 22% of the shares.

Notes:

(1)	Cash Costs and All-in Sustaining Costs (AISC): Cash costs consist of mining, processing, on-site general and administrative costs, community and permitting costs related to current operations, royalty costs, refining and treatment charges (for both doré and concentrate products), sales costs, export taxes and operational stripping costs, and exclude depreciation and depletion. All-in sustaining costs consist of cash costs (as described above), plus environmental rehabilitation costs, amortization of the asset retirement costs related to operating sites, sustaining exploration and development costs, sustaining capital expenditures, and sustaining lease payments. Both cash costs and all-in sustaining costs are divided by the gold equivalent ounces sold to determine cash costs and all-in sustaining costs on a per ounce basis. We use and report these measures to provide additional information regarding operational efficiencies both on a consolidated and an individual mine basis, and believe that these measures provide investors and analysts with useful information about our underlying costs of operations. Reconciliation to the nearest U.S. GAAP measure is provided in McEwen Mining's Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

(2)	Cost guidance was published on February 21, 2019, and was unchanged.

(3)	Gold Equivalent Ounces (GEOs) are calculated based on a 75:1 gold to silver price ratio for periods up to and including Q1 2019, 88:1 for Q2 2019, and 87:1 for Q3. 2019. Costs estimates using a 85:1 ratio.

(4)	Gold Bar declared commercial production on May 23, 2019.

QUALIFIED PERSON

Technical information pertaining to geology and exploration contained in this news release has been prepared under the supervision of Ken Tylee, P.Geo. Mr. Tylee is a "qualified person" within the meaning of NI 43-101.

The technical information under the heading ‘Clarification of Black Fox and Gold Bar Q4 2019 Cost Estimates’ in this news release has been reviewed and approved by Chris Stewart, P.Eng., President & COO of McEwen Mining and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

TECHNICAL INFORMATION

For a list of technical terms and their definitions, please consult our mining glossary: https://www.mcewenmining.com/investor-relations/glossary/default.aspx

Grams per tonne (g/t) converted to Troy ounces per tonne (opt) at ratio 31.1035 to 1.

All intercept widths are true widths unless otherwise specified.

Composite criteria unless otherwise stated: Cut off grade 3 g/t Au, minimum length 2 m, and maximum consecutive interval waste 3 m. If grade x length > 6 the composite will be added. There is no top cutting or capping of assays.

All exploration drill core samples at the Black Fox Complex were submitted as 1/2 core. Analyses reported herein were performed by the independent laboratories:  ALS Laboratories, which is ISO 9001/IEC17025 certified, and AGAT Laboratories, which is ISO 9001/IEC17025 certified. McEwen’s quality control program includes systematic insertion of blanks, standard reference material and duplicates to ensure laboratory accuracy.

For further details about the Black Fox Complex project including Grey Fox 147NE target area, please see our NI 43-101 technical report titled "Technical Report for the Black Fox Complex, Canada" dated April 6th, 2018 with an effective date of October 31st, 2017 available on SEDAR (www.sedar.com) under our issuer profile.

CAUTIONARY NOTE REGARDING NON-GAAP MEASURES

In this report, we have provided information prepared or calculated according to U.S. GAAP, as well as provided some non-U.S. GAAP ("non-GAAP") performance measures. Because the non-GAAP performance measures do not have any standardized meaning prescribed by U.S. GAAP, they may not be comparable to similar measures presented by other companies.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

McEwen Mining Inc.	Page 3

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

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McEwen Mining Inc.	Page 4